Exhibit 99.1

  Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 1
cathy@georesourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Fourth Quarter and
 2010 Annual Financial Results

Reports 2010 Earnings of $23.3 Million and EBITDAX of $69.1 Million.

Houston, Texas, March 9, 2011 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial and operating results for the twelve and three month periods ended December 31, 2010. The following tables summarize the results of operations compared to similar periods in 2009.
	Twelve Months Ended December 31, (In thousands, except Earnings per share)
	2010	2009

Total revenue	$107,017	$80,998
Net income	$23,331	$9,775
Earnings per share (diluted)	$1.16	$0.59
EBITDAX (1)	$69,119	$48,159

	Three Months Ended December 31, (In thousands, except Earnings per share)
	2010	2009

Total revenue	$27,106	$23,583
Net income	$5,178	$2,371
Earnings per share (diluted)	$0.26	$0.14
EBITDAX (1)	$15,891	$14,080

_________
(1)	See additional detail below.

	Percent Increase (Decrease)	Twelve Months Ended December 31,
		2010	2009

Oil Production (MBbls)	25%	1,060	851
Gas Production (MMcf)	(3%)	4,789	4,944
Barrel of oil equivalent (MBOE)	11%	1,858	1,675
Average Price Oil before Hedge Settlements (per Bbl)	28%	$ 72.05	$ 56.37
Average Price Oil after Hedge Settlements (per Bbl)	15%	$ 70.33	$ 61.09
Average Price Gas before Hedge Settlements (per Mcf)	24%	$ 4.07	$ 3.28
Average Price Gas after Hedge Settlements (per Mcf)	34%	$ 5.30	$ 3.97

	Percent Increase (Decrease)	Three Months Ended December 31,
		2010	2009

Oil Production (MBbls)	12%	280	250
Gas Production (MMcf)	(25%)	1,132	1,514
Barrel of oil equivalent (MBOE)	(7%)	469	503
Average Price Oil before Hedge Settlements (per Bbl)	7%	$ 72. 83	$ 68.19
Average Price Oil after Hedge Settlements (per Bbl)	6%	$ 69.82	$ 65.57
Average Price Gas before Hedge Settlements (per Mcf)	(8%)	$ 3.48	$ 3.77
Average Price Gas after Hedge Settlements (per Mcf)	24%	$ 5.00	$ 4.02

The following tables reconcile reported net income to EBITDAX for the periods indicated (in thousands):

	Twelve Months Ended December 31,
	2010	2009
EBITDAX (1)

Net income	$23,331	$9,775
Add back:
Interest expense	4,712	4,984
Income taxes:
Current	8,861	412
Deferred	3,062	4,655
Depreciation, depletion and amortization	24,686	22,409
Hedge and derivative contracts	(893)	299
Non-cash compensation	1,071	1,424
Exploration and impairments	4,289	4,201
EBITDAX(1)	$69,119	$48,159

	Three Months Ended December 31,
	2010	2009

Net income (loss)	$5,178	$2,371
Add back:
Interest expense	763	1,435
Income taxes :
Current	(1,838)	588
Deferred	4,478	(637)
Depreciation, depletion and amortization	6,169	6,906
Hedge and derivative contracts	83	(28)
Non-cash compensation	278	360
Exploration and impairments	780	3,085
EBITDAX (1)	$15,891	$14,080

(1) As used herein, EBITDAX is calculated as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments, hedge ineffectiveness and income or loss on derivative contracts.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Comments
Frank A. Lodzinski, CEO and President, commented “We are pleased to report our results of operations for 2010. We closed out 2010 after achieving several financial milestones, including record revenues, EBITDAX, and net income. These records were achieved both on an absolute dollar basis and also on a per share basis.  Importantly, on the production side we reported a 25% increase in oil production and our gas production only declined slightly as a result of our conscious decision to suspend our natural gas drilling early in 2010. As we enter 2011, we are working diligently to address the challenges in our industry and continue our profitable growth.  Our capital position is excellent, having completed our public offering of 5,175,000 shares of common stock in January, resulting in net proceeds of $122.9 million and allowing us to pay down all $87 million of our debt, leaving us with $45 million of cash to fund operations and drilling and development expenditures.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves, exploration and re-engineering activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward Looking Statements - Information included herein contains forward-looking statements that involve significant risks and uncertainties, including our need to replace production and acquire or develop additional oil and gas reserves, intense competition in the oil and gas industry, our dependence on our management, volatile oil and gas prices and costs, uncertain effects of hedging activities and uncertainties of our oil and gas estimates of proved reserves and reserve potential, all of which may be substantial.  In addition, past performance is no guarantee of future performance and results.  All statements or estimates made by the Company, other than statements of historical fact, related to matters that may or will occur in the future are forward-looking statements. Readers are encouraged to read our December 31, 2009 Annual Report on Form 10-K and Form 10-K/A and our other documents subsequently filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain copies of filings containing information about GeoResources, without charge, at the SEC’s internet site (http://www.sec.gov).  There is no duty to update the statements herein.

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2010	2009
ASSETS

Current assets:

Cash	$9,370	$12,660
Accounts receivable
Oil and gas revenues	17,017	14,860
Joint interest billings and other	16,631	13,734
Affiliated partnerships	969	933
Notes receivable	120	120
Derivative financial instruments	4,282	764
Income taxes receivable	222	2,077
Prepaid expenses and other	2,645	2,297

Total current assets	51,256	47,445

Oil and gas properties, successful efforts method:

Proved properties	341,582	285,363
Unproved properties	32,403	10,281
Office and other equipment	1,140	828
Land	146	96
	375,271	296,568

Less accumulated depreciation, depletion and amortization	(72,380)	(48,182)

Net property and equipment	302,891	248,386

Equity in oil and gas limited partnerships	2,272	3,532

Derivative financial instruments	851	1,360

Deferred financing costs and other	2,420	3,574

	$359,690	$304,297

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2010	2009

LIABILITIES AND EQUITY

Current liabilities:

Accounts payable	$14,616	$6,452
Accounts payable to affiliated partnerships	2,931	8,361
Revenue and royalties payable	12,450	13,928
Drilling advances	4,203	390
Accrued expenses	1,331	1,574
Derivative financial instruments	7,433	4,794

Total current liabilities	42,964	35,499

Long-term debt	87,000	69,000

Deferred income taxes	19,289	15,778

Asset retirement obligations	7,052	6,110

Derivative financial instruments	1,650	3,233

Equity:
Common stock, par value $0.01 per share; authorized 100,000,000 shares; issued and outstanding: 19,726,566 shares in 2010
and 19,705,362 in 2009	197	197
Additional paid-in capital	148,172	146,966
Accumulated other comprehensive income (loss)	(3,000)	(3,288)
Retained earnings	54,133	30,802
Total GeoResources, Inc. stockholders' equity	199,502	174,677
Noncontrolling interest	2,233	-
Total equity	201,735	174,677

	$359,690	$304,297

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2010	2009	2008

Revenue:
Oil and gas revenues	$99,913	$71,618	$85,263
Partnership management fees	550	1,007	1,725
Property operating income	1,865	1,710	1,430
Gain on sale of property and equipment	953	1,355	4,362
Partnership income	2,240	4,318	1,061
Interest and other	1,496	990	765

Total revenue	107,017	80,998	94,606

Expenses:
Lease operating expense	20,944	18,763	22,914
Production taxes	6,589	4,193	7,517
Re-engineering and workovers	1,962	2,807	3,518
Exploration expense	849	1,406	2,592
Impairment of oil and gas properties	3,440	2,795	8,339
General and administrative expense	9,474	8,500	7,168
Depreciation, depletion and amortization	24,686	22,409	16,007
Hedge ineffectiveness	(891)	137	(123)
(Gain) / loss on derivative contracts	(2)	162	563
Interest	4,712	4,984	4,820

Total expense	71,763	66,156	73,315

Income before income taxes	35,254	14,842	21,291

Income taxes:
Current	8,861	412	866
Deferred	3,062	4,655	6,903
	11,923	5,067	7,769

Net income	$23,331	$9,775	$13,522

Less: Net income attributable to noncontrolling interest	-	-	-

Net income attributable to GeoResources, Inc.	$23,331	$9,775	$13,522

Net income per share (basic)	$1.18	$0.59	$0.87

Net income per share (diluted)	$1.16	$0.59	$0.86

Weighted average shares outstanding:
Basic	19,720,652	16,532,003	15,598,244

Diluted	20,142,297	16,559,431	15,751,185

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
Cash flows from operating activities:	2010	2009	2008
Net income	$23,331	$9,775	$13,522
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	24,686	22,409	16,007
Exploratory dry holes and unproved property impairments	-	-	2,241
Impairment of proved properties	3,440	2,795	8,339
Gain on sale of property and equipment	(953)	(1,355)	(4,362)
Accretion of asset retirement obligations	405	368	391
Unrealized (gain) loss on derivative contracts	(325)	(238)	563
Amortization of loss on cancelled hedges	-	482	-
Hedge ineffectiveness (gain) loss	(891)	137	(123)
Partnership income	(2,240)	(4,318)	(1,061)
Partnership distributions	3,500	2,406	653
Deferred income taxes	3,062	4,655	6,903
Non-cash compensation	1,071	1,424	661
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(599)	(7,923)	3,958
Decrease in notes receivable	100	275	480
Decrease (increase) in prepaid expense and other	707	(1,116)	(1,990)
Increase (decrease) in accounts payable and accrued expense	4,237	(5,732)	(3,844)
Net cash provided by operating activities	59,531	24,044	42,338
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,018	1,991	26,789
Additions to property and equipment, net of cost recoveries
of $40,230 in 2010 and none in 2009 and 2008	(81,974)	(89,396)	(51,824)
Investment in oil and gas limited partnership	-	-	(978)
Cancellation of hedge contracts	-	-	(2,975)
Net cash used in investing activities	(80,956)	(87,405)	(28,988)
Cash flows from financing activities:
Issuance of common stock	135	33,054	32,187
Issuance of long-term debt	38,000	64,000	-
Reduction of long-term debt	(20,000)	(35,000)	(56,000)
Net cash provided by (used in) financing activities	18,135	62,054	(23,813)
Net increase (decrease) in cash and cash equivalents	(3,290)	(1,307)	(10,463)
Cash and cash equivalents at beginning of period	12,660	13,967	24,430
Cash and cash equivalents at end of period	$9,370	$12,660	$13,967

Supplementary information:
Interest paid	$3,958	$4,064	$5,073
Income taxes paid	$8,629	$664	$3,970

Stock issue for services	$2	$59	$35